Exhibit 99.1

Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 5800 Houston, Texas 77002 713.993.4614

Sanders Morris Harris Group Reports First Quarter Loss from Continuing Operations of $11.6 Million; Records After-Tax Non-Cash Impairment Charges of $9.5 Million

HOUSTON, MAY 11, 2009 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today reported a first quarter net loss from continuing operations of $11.6 million, or $0.42 per share. The results compared to a first quarter of 2008 net loss from continuing operations of $1.7 million, or $0.07 per share.

The Company’s Wealth/Asset Management division earned $3.7 million pretax in the period. Client assets fell marginally from $8.6 billion on December 31, 2008 to $8.5 billion at the end of the first quarter. On a non-GAAP basis, excluding the $9.5 million goodwill (and other intangible assets) impairment charges, losses of $1.3 million from portfolio declines, and a $1.1 million loss associated with the Capital Markets business to be sold, the Company would have earned $361,000, or $0.01 per share, from continuing operations during the first quarter of 2009.

“In the context of a very difficult market, our operating businesses fared well. We had net client asset inflows of $166 million and ended the quarter with only a small loss in total assets under management,” said George L. Ball, Chairman of Sanders Morris Harris Group. “We believe we are well positioned to benefit when the markets recover. Additionally, we have completed the bulk of our cost reduction program which is projected to save $4.5 million annually. The benefits of this program will accrue partially in the second quarter and fully in the third.”

The after-tax goodwill and other intangible assets impairment charges of $9.5 million reduce the book value of the Company’s goodwill to reflect the decline in the price of the Company’s stock during the quarter. The charges were non-cash in nature and do not impact the Company’s cash balances, liquidity, or tangible net worth.

Included in the 2009 loss from continuing operations is $1.3 million of after-tax losses related to the decline in the value of the Company’s portfolio of equities and partnership interests, reflecting the difficult equity and fixed income markets.

The 2009 continuing operations contain an after-tax loss of $1.1 million related to the Company’s Capital Markets business. That business is to be sold to a new broker-dealer to be formed by Siwanoy Capital, LLC in a transaction expected to be completed in the second quarter. Upon the closing of the transaction, Sanders Morris Harris Group will be reimbursed by Siwanoy Capital, LLC for this loss.

Conference Call

The Company will host a conference call on Monday, May 11th to discuss first quarter 2009 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (877) 261-8990 or International dial-in number

(847) 619-6441 and enter pass code 24472155. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 10 days by dialing (888) 843-8996 (U.S.), (630) 652-3044 (International) and entering the pass code 24472155.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a wealth/asset management company that manages approximately $8.5 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. Its corporate philosophy of investment in common aligns its interests with those of its clients. Sanders Morris Harris has more than 600 employees in 21 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the Company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

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Selected Condensed Operating Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$41,199	$40,652
Expenses	57,738	38,940

Net	(16,539)	1,712
Equity in loss of limited partnerships	(498)	(1,560)

Income (loss) from continuing operations before income taxes	(17,037)	152
Benefit for income taxes	6,473	1,022

Income (loss) from continuing operations, net of income taxes	(10,564)	1,174
Loss from discontinued operations, net of tax of $831 and $232, respectively	(1,228)	(393)

Net income (loss)	(11,792)	781
Less: Net income attributable to the noncontrolling interest	(1,052)	(2,888)

Net loss attributable to Sanders Morris Harris Group Inc.	$(12,844)	$(2,107)

Basic loss per common share:
Continuing operations	$(0.42)	$(0.07)
Discontinued operations	(0.05)	(0.01)

Net loss	$(0.47)	$(0.08)

Diluted loss per common share:
Continuing operations	$(0.42)	$(0.07)
Discontinued operations	(0.05)	(0.01)

Net loss	$(0.47)	$(0.08)

Weighted average shares outstanding:
Basic	27,567	24,940
Diluted	27,567	24,940
Amounts attributable to Sanders Morris Harris Group Inc. common shareholders:
Loss from continuing operations, net of tax	$(11,616)	$(1,714)
Discontinued operations, net of tax	(1,228)	(393)

Net loss	$(12,844)	$(2,107)

GAAP to Non-GAAP reconciliation
(in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31, 2009
	Amount	Diluted EPS
Loss from continuing operations, net of tax, attributable to
Sanders Morris Harris Group Inc.	$(11,616)	$(0.42)
Addback:
Goodwill and other intangible assets impairment charges, net of tax	9,516	0.34
Investment portfolio losses, net of tax	1,348	0.05
Loss attributed to the Capital Markets business, net of tax	1,113	0.04

Net operating income of business to be retained	$361	$0.01

Balance sheet data:
Cash and cash equivalents	$17,924
Other tangible net assets	130,162

Tangible net assets	$148,086

Shareholders’ equity	$208,626

Selected Condensed Operating Information

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Asset/Wealth Management	$19,288	$26,455
Capital Markets:
Investment banking	1,503	656
Institutional brokerage	5,146	3,757
Prime brokerage services	14,440	10,520

Capital Markets Total	21,089	14,933
Corporate Support	822	(736)

Total	$41,199	$40,652

Income (loss) from continuing operations before equity in income (loss) of limited partnerships and income taxes:
Asset/Wealth Management	$3,725	$9,407
Capital Markets:
Investment banking	(1,577)	(3,172)
Institutional brokerage	346	(9)
Prime brokerage services	327	507

Capital Markets Total	(904)	(2,674)
Corporate Support	(19,360)	(5,021)

Total	$(16,539)	$1,712

Equity in income (loss) of limited partnerships:
Asset/Wealth Management	$(74)	$652
Capital Markets:	—	—
Investment banking	—	—
Institutional brokerage	—	—
Prime brokerage services	—	—

Capital Markets Total	—	—
Corporate Support	(424)	(2,212)

Total	$(498)	$(1,560)

Income (loss) from continuing operations before income taxes:
Asset/Wealth Management	$3,651	$10,059
Capital Markets:
Investment banking	(1,577)	(3,172)
Institutional brokerage	346	(9)
Prime brokerage services	327	507

Capital Markets Total	(904)	(2,674)
Corporate Support	(19,784)	(7,233)

Total	$(17,037)	$152

Net income attributable to the noncontrolling interest in consolidated companies:
Asset/Wealth Management	$(1,052)	$(2,888)
Capital Markets:
Investment banking	—	—
Institutional brokerage	—	—
Prime brokerage services	—	—

Capital Markets Total	—	—
Corporate Support	—	—

Total	$(1,052)	$(2,888)

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